                                                                    Exhibit 99.1


                     [LETTERHEAD OF SL GREEN REALTY CORP.]


CONTACT
-------
Michael W. Reid
Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE

        SL GREEN REALTY CORP. REPORTS 23% GAIN IN SECOND QUARTER FFO AND
        ----------------------------------------------------------------
                   COMPLETES SALE OF 5 MILLION COMMON SHARES
                   -----------------------------------------



HIGHLIGHTS
----------

      o     23% FFO increase, $0.80 per share (diluted) versus $0.65 prior year
      o     17% same store portfolio cash NOI growth
      o Issued 5 million common shares at $29.80 net per share; raised $149 million in net proceeds
      o     Completed acquisition of 317 Madison Avenue for $105.6 million
      o Completed One Park Avenue joint venture with SITQ Immobilier selling them a 45% interest
      o Established $250 million investment fund program with Prudential Real Estate Investors (PREI) for structured finance investments
      o     Originated $85.7 million in structured finance investments

FINANCIAL RESULTS
-----------------

NEW YORK, NY, JULY 24, 2001 - SL Green Realty Corp. (NYSE:SLG) reported a 23% increase in operating results for the three months ended June 30, 2001. During this period, funds from operations (FFO) before minority interests totaled $23.4 million, or $0.80 per share (diluted), compared to $18.3 million, or $0.65 per share (diluted), for the same quarter in 2000. This growth was primarily attributable to strong same-store cash NOI growth of 17%.

Six month results were also strong, reflecting a 20% FFO increase over 2000. FFO for the six months ended June 30, 2001 totaled $44.6 million or $1.53 per share (diluted) compared to $35.5 million or $1.27 per share (diluted) for the same period in the previous year. This growth is also attributable to strong same store cash NOI growth of 17%.

For the quarter, net income available to common shareholders, adjusted for property sales, extraordinary items and the cumulative effect of accounting change increased 38% to $12.5 million, or $0.51 per share (diluted) as compared to $8.6 million, or $0.37 per share (diluted), for the same period in the previous year. For the six months ended June 30, 2001, adjusted net income increased 29% to $22.9 million, or $0.91 per share (diluted), as compared to $16.0 million, or $0.72 per share (diluted), for the same period in the previous year.

Total quarterly revenues increased 18% in the second quarter to $66.5 million compared to last year's $56.5 million. The $10.0 million growth in revenue resulted from:

      o     2001 acquisitions ($8.8 million)
      o     2001 same store portfolio ($2.8 million)
      o     Investment and other income ($1.5 million)

These revenue increases were partially offset by reduced revenues of properties sold ($2.5 million) and contributions to unconsolidated joint ventures ($0.5 million).

During the second quarter, same store cash NOI increased $4.0 million to $27.9 million in 2001, as compared to $23.9 million over the same period in the prior year. Cash NOI margins before ground rent improved year over year from 55.3% to 60.2%. The improvement in cash NOI was driven primarily by a $4.6 million increase in cash revenue due to:

      o A 55% increase in replacement rents over previous fully-escalated rents ($1.5 million)
      o     Reduced free and straight-line rents ($1.8 million)
      o     Rent steps from current in-place tenants ($0.5 million)
      o $1.4 million increase in escalation and reimbursement income primarily from increased electric recoveries ($0.4 million) and operating expense reimbursements ($0.8 million).
      o     $0.4 million decrease in signage income

The increase in revenue was partially offset by $0.5 million or 5% increase in operating costs, which was related primarily to higher utility costs ($0.3 million). Approximately 90% of the quarterly electric expense was recovered through the utility clause in the tenants' leases.

The Company's second quarter EBITDA increased $7.9 million resulting in increased margins before ground rent of 68.8% in 2001, compared to 64.8% for the same period last year. After ground rent, margins improved to 63.6% in 2001 from 58.8% in the corresponding prior year period. Margin improvement was driven by the Company's primary real estate investment themes:

      o     GAAP NOI of $8.2 million;
            o     $6.2 million increase from 2001 acquisitions
            o     $2.3 million increase from same store (9% improvement)
            o     $1.4 million increase from joint ventures
            o $1.9 million decrease from properties sold or contributed to joint ventures
      o Income from structured finance ($1.1 million), and interest ($0.4 million)

These increases in EBITDA were partially offset by (i) an increase in MG&A ($0.5 million) primarily due to increased personnel costs and (ii) a loss from equity in affiliates ($0.6 million) as compared to net income in the prior year ($0.4 million). The increased losses in affiliates were primarily generated by e.Emerge.

FFO for the quarter ended June 30, 2001 improved $5.1 million primarily as a result of an $8.2 million increase in EBITDA that was partially offset by higher interest costs ($3.1 million). These higher interest costs were associated with higher average debt levels due to acquisition and structured finance debt ($3.7 million), the higher average debt levels due to the funding of ongoing capital projects and working capital requirements ($0.2 million), partially offset by lower interest rates ($0.8 million).

During the quarter ended June 30, 2000, the Company recorded an extraordinary loss of $0.4 million due to the early extinguishment of debt that was excluded from the Company's 2000 FFO results. The 2001 and 2000 results of the Company exclude gains on sales of properties that totaled $3.0 million and $4.8 million, respectively.

At the end of the quarter, consolidated debt totaled $608.6 million, reflecting a debt to market capitalization ratio of 39.4%.

                                  NEW ACTIVITY

COMMON SHARE ISSUANCE
---------------------

         On July 19th, the Company announced that it had sold 5 million primary common shares at a gross price of $30.66 per share. After the underwriter's discount, net proceeds to the Company totaled $149.0 million, or $29.80 per share. The immediate use of proceeds will be to pay down the Company's unsecured revolving credit facility. After giving effect to the issuance and the completed third quarter activity, the Company's pro-forma debt to market capitalization is 29.10% and the lines of credit availability is $267.3 million with an outstanding balance of $71.0 million on the unsecured line of credit and $21.7 million on the secured line of credit. Following the offering, the Company's outstanding basic common shares totaled 29.9 million and weighted-average fully diluted shares totaled 37.2 million.

REAL ESTATE ACTIVITY
--------------------

         317 MADISON AVENUE ACQUISITION

         In June 2001, the Company closed on the acquisition of 317 Madison Avenue for an aggregate purchase price of $105.6 million ($235 per square foot). The property was acquired from Richfield Investment Company. The 22-story building is located at the Northeast corner of Madison Avenue and 42nd Street with direct access to Grand Central Station. The acquisition was funded, in part, with proceeds from the sale of 1412 Broadway in a reverse 1031 tax-free exchange, thereby deferring the capital gain resulting from such sale. The balance of the acquisition was funded using the Company's line of credit. The Company expects to complete a $65-$70 million first mortgage financing during the third quarter with the proceeds repaying the unsecured line of credit.

         ONE PARK JOINT VENTURE

         In May 2001, the Company announced that it entered into a joint venture with respect to the ownership of the Company's interests in One Park Avenue with SITQ Immobilier, a subsidiary of Caisse de Depot et Placement du Quebec, the largest pension fund in Canada with over Cdn $125 billion in assets under management. Under the terms of the joint venture, SITQ Immobilier purchased a 45% interest in the Company's interests in the property based upon a gross aggregate price of $233.9 million and yielding proceeds of approximately $41.0 million, inclusive of closing costs and reimbursements. The transaction enables the Company to free up capital for additional high growth opportunities while enhancing the yield on its investment interests in One Park Avenue through various fee arrangements with respect to the investment.

         1412 BROADWAY SALE

         In June 2001, the Company completed the previously announced sale of 1412 Broadway for $90.7 million, to an affiliate of JER Partners, a subsidiary of the J.E. Robert Companies of McLean, VA. As part of the transaction, the Company retained a participating preferred equity position of $8.0 million in the property. The Company realized a book gain on the sale in the amount of approximately $4.1 million (before the write off of a $1.0 million loss on the initial financing arrangement). Proceeds from the sale of 1412 Broadway were used to fund the acquisition of 317 Madison Avenue in a reverse 1031 tax-free exchange allowing the Company to defer all of the taxable gain.

STRUCTURED FINANCE ACTIVITY
---------------------------

      o Three separate transactions totaling $85.7 million originated at a retained yield of 15.8%
      o     $51.9 million repaid yielding a 25.3% unlevered IRR
      o     $25.0 million participation to PREI under the investment program

            PREI INVESTMENT PROGRAM

            The Company has entered into a non-exclusive investment program with Prudential Real Estate Investors (PREI) that will invest up to $250 million in structured finance investments collateralized by New York City commercial real estate. Under the terms of the program, the Company and PREI will co-invest by purchasing 50% participation interests in structured finance investments originated, managed and serviced by the Company. The investment program will target mezzanine loans, first mortgage bridge loans, preferred equity, and junior mortgage participations in prime, well-located commercial real estate primarily in Midtown Manhattan. The Company will enhance its total return on investment through fees charged to the venture for origination, asset management and servicing as well as incentive returns based upon the overall performance of the investments.

As of June 30, 2001, the Company's portfolio consists of interests in 25 properties, aggregating 10.1 million square feet.

SL Green Realty is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Company is the only publicly held REIT who specializes exclusively in this niche.

Financial Tables attached.

To receive SL Green's latest news release and other corporate documents, including the Second Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at: www.slgreen.com
---------------

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION BASED UPON THE COMPANY'S CURRENT BEST JUDGMENT AND EXPECTATIONS. ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING INFORMATION IN THIS RELEASE INCLUDE THE STRENGTH OF THE COMMERCIAL OFFICE AND INDUSTRIAL REAL ESTATE MARKETS IN NEW YORK, COMPETITIVE MARKET CONDITIONS, UNANTICIPATED ADMINISTRATIVE COSTS, TIMING OF LEASING INCOME, GENERAL AND LOCAL ECONOMIC GROWTH, INTEREST RATES AND CAPITAL MARKET CONDITIONS. FOR FURTHER INFORMATION, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     # # #

                                                        SL GREEN REALTY CORP.
                                                 STATEMENTS OF OPERATIONS--UNAUDITED
                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 Three Months Ended          Six Months Ended
                                                                                       June 30                   June 30
                                                                                  2001          2000         2001        2000
                                                                                ---------    ---------    ---------    ---------
REVENUE:
Rental revenue, net                                                             $  53,405    $  46,410    $ 108,408    $  93,351
Escalations & reimbursement revenues                                                7,296        5,367       15,353       11,348
Signage rent                                                                          179          597          529        1,097
Investment income                                                                   5,046        3,923        8,320        4,936
Other income                                                                          550          197          860          521
                                                                                ---------    ---------    ---------    ---------
Total revenues                                                                     66,476       56,494      133,470      111,253
Total revenues
                                                                                ---------    ---------    ---------    ---------
EXPENSES:
Operating expenses                                                                 14,081       13,443       29,907       26,633
Ground rent                                                                         3,159        3,159        6,318        6,342
Interest                                                                           13,171       10,053       27,068       19,545
Depreciation and amortization                                                       9,189        8,403       18,909       16,219
Real estate taxes                                                                   7,958        7,053       16,138       14,388
Marketing, general and administrative                                               3,668        3,190        7,215        5,978
                                                                                ---------    ---------    ---------    ---------
Total expenses                                                                     51,226       45,301      105,555       89,105
                                                                                ---------    ---------    ---------    ---------
Income before minority interests, preferred stock dividends, gain on sales,
   extraordinary item, equity in affiliates and unconsolidated joint ventures      15,250       11,193       27,915       22,148
Equity in net income (loss) from affiliates                                          (658)         369         (927)         539
Equity in  net income from  unconsolidated joint ventures                           1,756          782        3,269        1,623
Minority interests                                                                 (1,405)      (1,316)      (2,486)      (3,467)
Extraordinary loss, net of minority interest                                           --         (430)         (98)        (430)
Gain on sale of rental properties                                                   3,002        4,797        4,516       19,022
Cumulative effect of accounting change                                                 --           --         (532)          --
Preferred stock dividends and accretion                                            (2,415)      (2,407)      (4,829)      (4,814)
                                                                                ---------    ---------    ---------    ---------
 Net income available to common shareholders                                    $  15,530    $  12,988    $  26,828    $  34,621
                                                                                =========    =========    =========    =========
 Net income per share (Basic)                                                   $    0.63    $    0.53    $    1.09    $    1.43
 Net income per share (Diluted)                                                 $    0.60    $    0.53    $    1.06    $    1.36
 FUNDS FROM OPERATIONS (FFO)

 FFO per share (Basic)                                                          $    0.87    $    0.69    $    1.65    $    1.33
 FFO per share (Diluted)                                                        $    0.80    $    0.65    $    1.53    $    1.27
 FFO CALCULATION:
 ----------------
 Income before minority interests, preferred stock dividends,
    extraordinary loss and cumulative effect adjustment                         $  16,348    $  12,344    $  30,257    $  24,310

 LESS:
 ----
 Preferred stock dividend                                                          (2,300)      (2,300)      (4,600)      (4,600)
 Add:
 Joint venture FFO adjustment                                                       1,358          917        2,354        1,626
 Depreciation and amortization                                                      9,189        8,403       18,909       16,219
 Amortization of deferred financing costs and depreciation of non-real
    estate assets                                                                  (1,157)      (1,040)      (2,312)      (2,063)
                                                                                ---------    ---------    ---------    ---------
 FFO - BASIC                                                                       23,438       18,324       44,608       35,492
 Add:  Preferred stock dividends                                                    2,300        2,300        4,600        4,600
                                                                                ---------    ---------    ---------    ---------
 FFO - DILUTED                                                                  $  25,738       20,624       49,208    $  40,092
                                                                                =========    =========    =========    =========
 Basic ownership interests
    Weighted average REIT common shares                                            24,706       24,309       24,706       24,265
    Weighted average partnership units held by minority interest                    2,295        2,391        2,289        2,404
                                                                                ---------    ---------    ---------    ---------
 Basic weighted average shares and units outstanding                               27,001       26,700       26,995       26,669
                                                                                =========    =========    =========    =========
 Diluted ownership interest
    Weighted average REIT common and common share equivalent shares                25,189       24,654       25,182       24,525
    Weighted average partnership units held by minority interests                   2,295        2,391        2,289        2,404
    Common share equivalents for preferred stock                                    4,699        4,699        4,699        4,699
                                                                                ---------    ---------    ---------    ---------
 Diluted weighted average equivalent shares and units outstanding                  32,183       31,744       32,170       31,628
                                                                                =========    =========    =========    =========

                                            SL GREEN REALTY CORP.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                           (Dollars in Thousands)

                                                                                   June 30,     December 31
                                                                                     2001          2000
                                                                                 -----------    -----------
ASSETS                                                                                   (unaudited)
Commercial real estate properties, at cost:
Land and land interests                                                          $   140,657    $   125,572
Buildings and improvements                                                           683,889        618,637
Building leasehold                                                                   141,670        139,393
Property under capital lease                                                          12,208         12,208
                                                                                 -----------    -----------
                                                                                     978,424        895,810
Less accumulated depreciation                                                        (86,585)       (78,432)
                                                                                 -----------    -----------
                                                                                     891,839        817,378

Properties held for sale                                                                  --         10,895
Cash and cash                                                                         43,742         10,793
equivalents
Restricted                                                                            37,516         86,823
cash
Tenant receivables, net $3,049 and $1,723 reserve in 2001 and 2000,
   respectively                                                                        7,008          7,580
Related party receivables                                                                955            917
Deferred rents receivable net of provision for doubtful accounts of $5,441 and        49,354         45,816
   $4,860 in 2001 and 2000, respectively
Investment in and advances to affiliates                                               7,932          6,373
Investment in unconsolidated joint ventures                                          124,495         65,031
Mortgage loans and preferred investments                                              97,832         51,293
Deferred costs, net                                                                   37,446         40,113
Other assets                                                                          21,546         18,142
                                                                                 -----------    -----------

Total assets                                                                     $ 1,319,665    $ 1,161,154
                                                                                 ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage notes payable                                                           $   325,411    $   414,342
Revolving credit facility                                                            283,238         46,374
Accrued interest payable                                                               2,533          2,349
Accounts payable and accruedexpenses                                                  20,922         24,818
Deferred revenue                                                                       1,587          1,112
Deferred compensation awards                                                           1,838          2,833
Derivative instruments--fair value                                                     2,383             --
Capitalized lease obligations                                                         15,437         15,303
Deferred land lease payable                                                           13,866         13,158
Dividend and distributions payable                                                    12,796         12,678
Security deposits                                                                     20,776         19,014
                                                                                 -----------    -----------
Totalliabilities                                                                     700,787        551,981
                                                                                 -----------    -----------

Minority interests                                                                    43,546         43,326


8% Preferred Income Equity Redeemable Stock $0.01 par
  value, $25.00 mandatory liquidation preference 25,000 shares
  authorized, 4,600 outstanding in 2001 and 2000                                     111,002        110,774


STOCKHOLDERS' EQUITY
         Common stock, $.01 par value 100,000 shares
           authorized, 24,859 and 24,516 issued and
           outstanding in 2001 and 2000,respectively                                     249            246
         Additional paid - in capital                                                436,262        428,698
           Deferred compensation plan                                                 (9,072)        (5,037)
           Accumulated other comprehensive loss                                       (1,896)            --
         Retained earnings                                                            38,787         31,166

                                                                                 -----------    -----------
Total stockholders'equity                                                            464,330        455,073
                                                                                 -----------    -----------

Total liabilities and stockholders' equity                                       $ 1,319,665    $ 1,161,154
                                                                                 ===========    ===========

                              SL GREEN REALTY CORP.
                        SELECTED OPERATING DATA-UNAUDITED

                                                  JUNE 30, 2001     JUNE 30, 2000
                                                  -------------     -------------
OPERATING DATA:

Net rentable area at end of period (in 000's)(1)         10,106            9,131
Portfolio occupancy percentage at end of period              98%              98%
Same Store occupancy percentage at end of period             99%              98%
Number of properties in operation                            25               23



(1)   Includes wholly-owned and majority and minority owned properties.




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